Exhibit 99.2
VERITAS PERMIAN II, LLC
FINANCIAL STATEMENTS
Year Ended December 31, 2021

Independent Auditor’s Report

To the Board of Managers
Veritas Permian II, LLC
Opinion
We have audited the consolidated financial statements of Veritas Permian II, LLC (the Company), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations, changes in members’ equity, and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter – Subsequent Events
As discussed in Note 8 to the consolidated financial statements, the Company closed on a transaction on January 27, 2022 whereby all oil and gas properties were sold. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date that the consolidated financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.
Supplementary information
Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Supplemental Oil and Gas Reserve Information on pages 19-21 is the responsibility of management and is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, accordingly, we express no opinion on it.
WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas
March 2, 2022

VERITAS PERMIAN II, LLC
CONSOLIDATED BALANCE SHEET

December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$9,588,685
Accounts Receivable	32,606,114
Prepaid Expenses	1,267,279

Total Current Assets	43,462,078

Property and Equipment
Oil and Gas Properties, Using the Full Cost Method of Accounting
Proved Properties Subject to Amortization	281,339,548
Unevaluated Properties Not Subject to Amortization	2,402,988
Less Accumulated Depletion, Depreciation, and Amortization	(77,326,715)

Property and Equipment, Net	206,415,821

TOTAL ASSETS	$249,877,899

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accrued Expenses	$77,293,908

Total Current Liabilities	77,293,908

Long Term Debt	79,832,296
Asset Retirement Obligation	2,904,673

Total Liabilities	160,030,877

Commitments and Contingencies (Note 6)

Members’ Equity - Veritas Permian II LLC	89,847,022
Noncontrolling Interest	—

Total Members’ Equity	89,847,022

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$249,877,899
See notes to consolidated financial statements.

VERITAS PERMIAN II, LLC
CONSOLIDATED STATEMENT OF OPERATIONS

Year-Ended December 31, 2021
Revenues
Oil Sales	$130,878,517
Gas Sales	25,502,667
NGL Sales	23,261,027

Total Revenues	179,642,211

Expenses
Lease Operating	25,716,329
Production and Ad Valorem Taxes	13,073,087
Accretion of Asset Retirement Obligation	96,111
Depletion, Depreciation and Amortization	39,285,367
General and Administrative	62,360,316

Total Expenses	140,531,210

Income From Operations	39,111,001

Other Income (Expense)
Interest Income	39,645
Interest Expense	(997,104)
Loss on Derivative Instruments, Net	(55,688,263)

Total Other Expense	(56,645,722)

Loss Before Income Tax Expense	(17,534,721)

State Income Tax Expense	6,556,555

Net Loss	(24,091,276)

Less Net Income (Loss) Attributable to Noncontrolling Interest	—

Net Loss Attributable to Veritas Permian II, LLC	$(24,091,276)

See notes to consolidated financial statements.

VERITAS PERMIAN II, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

	Class A Units	Noncontrolling Interest	Total
Balance at December 31, 2020	$113,938,298	$—	$113,938,298

Net Loss	(24,091,276)	—	(24,091,276)

Balance at December 31, 2021	$89,847,022	$—	$89,847,022

See notes to consolidated financial statements.

VERITAS PERMIAN II, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

Year-Ended December 31, 2021
Cash Flows from Operating Activities:
Net Loss	$(24,091,276)
Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided by Operating Activities:
Accretion of Asset Retirement Obligation	96,111
Depletion, Depreciation and Amortization	39,285,367
Amortization of Debt Issuance Costs	71,167
Decrease in Fair Value of Derivative Instrument	(7,312,465)
Changes In Operating Assets and Liabilities:
Increase in Accounts Receivable	(18,270,555)
Increase in Prepaid Expenses	(14,555)
Decrease in Accounts Payable	(245,815)
Increase in Accrued Expenses	58,241,357

Net Cash Provided by Operating Activities	47,759,336

Cash Flows From Investing Activities:
Acquisition and Development of Oil and Gas Properties	(105,573,438)

Net Cash Used in Investing Activities	(105,573,438)

Cash Flows from Financing Activities:
Draws from Credit Facility	62,500,000
Debt Issuance Costs	(65,155)

Net Cash Provided by Financing Activities	62,434,845

Net Change in Cash and Cash Equivalents	4,620,743

Cash and Cash Equivalents at Beginning of Period	4,967,942

Cash and Cash Equivalents at End of Period	$9,588,685

Non Cash Investing and Financing Activities:
Oil and Gas Property Additions through ARO	$759,722
Accrued Oil and Gas Property Capital Expenditures	$9,303,731

Supplemental Cash Flow Information
Interest Paid	$992,365
State Taxes Paid	$5,803,253
See notes to consolidated financial statements.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Veritas Permian II, LLC (the “Company”) is a Delaware limited liability company formed on September 27, 2018, for the purpose of acquiring non-operated working interest in oil and natural gas properties located in New Mexico and Texas.

The wholly owned subsidiaries of the Company, as of December 31, 2021, include Veritas Permian Resources, LLC, a Delaware limited liability company, Veritas Lone Star Resources, LLC, a Delaware limited liability company and Veritas TM Resources, LLC, a Delaware limited liability company. The consolidated subsidiaries include the wholly owned subsidiaries as well as Veritas MOC Holdings, LLC, a Delaware limited liability company (“VMHLLC”), and VMHLLC’s wholly owned subsidiary Veritas MOC Resources, LLC, a Delaware limited liability company.

The Company entered into a Limited Liability Company Agreement dated October 11, 2018 and later amended pursuant to the Second Amended and Restated Limited Liability Company Agreement dated December 11, 2020 (the “Amended Company Agreement”). As more fully described in the Amended Company Agreement, the Company has engaged the management services of Veritas Energy, LLC (the “Management Company”) Pursuant to the Amended Company Agreement, the Management Company will provide the Company with certain management services in connection with the operations of the Company.

Basis of Presentation
The consolidated financial statements include the accounts of the Company and its subsidiaries after all significant intercompany balances and transactions have been eliminated upon consolidation.

VMHLLC is consolidated in the financial statements of the Company. As of December 31, 2021, the Company owned approximately 78.67% of VMHLLC and is the managing member.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates that are used. Significant assumptions are required in the valuation of proved oil and natural gas reserves that may affect the amount at which oil and natural gas properties are recorded. Estimation of asset retirement obligations (“AROs) also require significant assumptions. It is possible that these estimates could be revised at future dates and these revisions could be material. Depletion of oil and natural gas properties are determined using estimates of proved oil and natural gas reserves. There are numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures.

Cash and Cash Equivalents
The Company maintains cash in bank deposit accounts which, at times, may exceed the federally insured limits.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable
Accounts receivable consist of receivables from sales of oil and natural gas production from operators of the Company’s non-operated working interest. At December 31, 2021, the Company had six operators that accounted for 86% of accounts receivable. Based on historical collections and evaluation of the credit worthiness of the operators management has determined that no allowance for doubtful accounts is necessary.

Derivative Instruments
The Company is required to recognize its derivative instruments on the consolidated balance sheets as assets or liabilities at fair value with such amounts classified as current or long-term based on their anticipated settlement dates. The accounting for the changes in fair value of a derivative depends on the intended use of the derivative and resulting designation. The Company has not designated its derivative instruments as hedges for accounting purposes and, as a result, marks its derivative instruments to fair value and recognizes the cash and non-cash change in fair value on derivative instruments for each period in the consolidated statements of operations.

Prepaid Expenses
Prepaid expenses consist of the following at December 31, 2021:

Prepaid Insurance	$47,568
Prepaid Drilling and Completion Costs	1,219,711

Total Prepaid Expenses	$1,267,279

Oil and Gas Properties
The Company uses the Full Cost Method of Accounting for its oil and natural gas properties. Under this method, all acquisition, exploration and development costs are capitalized and amortized on a composite unit of production method based on proved oil, natural gas liquids and natural gas reserves. Sales of oil and natural gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil, natural gas liquids and natural gas. Depletion of evaluated oil and natural gas properties is computed on the units of production method, whereby capitalized costs plus estimated future development costs are amortized over total proved reserves. The average depletion rate per barrel equivalent unit of production was $10.40 for the year ended December 31, 2021. Depreciation, depletion, and amortization expense for oil and natural gas properties was $39,285,367 for the year ended December 31, 2021.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Under this method of accounting, the Company is required to perform a ceiling test. The test determines a limit, or ceiling, on the book value of the proved oil and natural gas properties. Net capitalized costs are limited to the lower of unamortized cost or the cost center ceiling. The cost center ceiling is defined as the sum of (a) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on the trailing 12-month unweighted average of the first-day-of-the-month price, adjusted for any contract provisions, and excluding the estimated abandonment costs for properties with asset retirement obligations recorded on the balance sheet, (b) the cost of properties not being amortized, if any, and (c) the lower of cost or market value of unproved properties included in the cost being amortized. If the net book value exceeds the ceiling, an impairment or non-cash write-down is required. No impairments on proved oil and natural gas properties were recorded for the year ended December 31, 2021.

Costs associated with unevaluated properties are excluded from the full cost pool until the Company has made a determination as to the existence of proved reserves. The Company assesses all items classified as unevaluated property on an annual basis for possible impairment. The Company assesses properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization.

Asset Retirement Obligation
The Company accounts for its asset retirement obligation in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 410, Asset Retirement and Environmental Obligations. Asset retirement obligations represent the future abandonment costs of tangible assets, namely the plugging and abandonment of wells and land remediation. The fair value of a liability for an asset’s retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. Periodic accretion of the discount on the estimated liability is recorded in the statement of operations.

The following table describes the changes to the Company’s asset retirement obligation liability for the year ended December 31, 2021:

Beginning Asset Retirement Obligations	$2,048,840
Revisions in Estimates	(225,608)
Acquisitions	985,330
Accretion Expense	96,111

Ending Asset Retirement Obligations	$2,904,673

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Definition of Fair Value
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation techniques. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available. Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Valuations based on the inputs, other than quoted prices included in Level 1 that are observable either directly or indirectly.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable in the market, the determination of fair value requires more judgement. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

The fair value of the derivative positions is determined based on information obtained from the counterparty and utilizes contract terms and current and expected commodity prices.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Debt Issuance Costs
Long-term debt includes capitalized costs related to the credit facility of $281,900, net of accumulated amortization of $114,197 as of December 31, 2021. The costs associated with the Company’s credit facility that are included in long term debt are being amortized over the term of the facility.

Accrued Expenses
Accrued expenses consist of the following at December 31, 2021:

Capital Expenditures Payable	$18,074,619
Interest Payable	4,740
Lease Operating Expenses Payable	1,329,345
General and Administrative Payable	57,885,204

Total Accrued Expenses	$77,293,908

Revenue Recognition
Oil and gas revenues are recognized as the oil and gas is produced and delivered to the purchaser. Amounts due from operators of oil and gas are included in accounts receivable.

On January 1, 2020 the Company adopted ASU 2014-01 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively “ASC 606”) which creates a single framework for recognizing revenue from contracts with customers that fall within its scope. The Company’s revenues that fall within the scope are oil, natural gas and natural gas liquids sales and are recognized as the Company satisfies its obligation to the purchaser of the product.

The revenue streams of the Company in the scope of ASC 606 are presented under revenues in the consolidated statement of operations. Any income related to interest income or derivative activities included in other income (expense) are not within the scope of ASC 606.

Oil, natural gas and natural gas liquids are earned from the production of oil and gas reserves by the operator of the properties (as the Company does not operate any of the oil and gas properties owned as of December 31, 2021). The Company believes the performance requirement is met when the product is produced from the well and sold to the purchaser. As a result, revenue is recognized in the month of production as the amount to be received is known and all performance obligations have been met. Natural gas transportation costs are recorded as part of lease operating expenses as management believes these costs are incurred prior to transfer of control when the performance obligation has been satisfied.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration
The Company is subject to risk resulting from the concentration of its crude oil and natural gas sales and receivables with several significant operators. For the year ended December 31, 2021, four operators each accounted for more than 10% of the Company’s revenue: Anadarko Petroleum Corporation (14%), Devon Energy Production (29%), Matador Resources Company (19%) and Mewbourne Oil Company (15%). No other operator accounted for more than 10% of the Company’s revenue during this period. The Company does not require collateral and does not believe the loss of any single operator would materially impact its operating results, as the Company always maintains the ability to take oil and natural gas products in kind.

Income Taxes
As a limited liability company, the Company is not liable for federal income taxes. Income and losses of the Company are reported in the income tax return of each member. Accordingly, there is no provision for federal income taxes in the accompanying financial statements. The Company files a Form 1065, U.S. Return of Partnership Income, and an annual Texas Franchise Tax Report. FASB ASC 740, Income Taxes, requires financial statement recognition and disclosure for uncertain tax positions taken or expected to be taken in a tax return. Financial statement recognition of the tax position is dependent on an assessment of a 50% or greater likelihood that the tax position will be sustained upon examination, based on the technical merits of the position. The Company recognized no liability for unrecognized tax benefits and has no tax position at December 31, 2021 for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. Interest and penalties, if any, related to uncertain tax positions would be recorded in the statement of operations as interest expense and general and administrative expense, respectively.

As a nonresident of the State of New Mexico, operators are required to withhold 4.9% of the Company’s gross oil and gas revenues related to New Mexico wells. The amounts withheld from the Company’s revenue are reported in the income tax return of each member. New Mexico state income tax withheld was $6,556,555 for the year ended December 31, 2021 and is included in the consolidated statements of operations.

NOTE 2.    OIL AND GAS PROPERTIES

Oil and gas properties, using the full cost method of accounting, consist of the following at December 31, 2021:

Oil and Gas Properties:
Subject to Amortization	$281,339,548
Not Subject to Amortization	2,402,988
Total Oil and Gas Properties	283,742,536

Less: Accumulated Depreciation, Depletion and Amortization	(77,326,715)
Total Property and Equipment, Net	$206,415,821

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.    OIL AND GAS PROPERTIES (Continued)

Unevaluated Properties not Subject to Amortization
The Company targets unconventional reservoirs, with the primary operating area being the core area of the Delaware Basin in West Texas and New Mexico. At December 31, 2021, a determination cannot be made about the extent of additional oil reserves that should be classified as proved reserves for certain properties within this area. Consequently, the associated acquisition, exploration, and development costs have been excluded from the amortization base of the full cost pool. The Company will begin to amortize these costs when it is determined whether or not proved reserves can be assigned to the properties, which is currently expected to be 2022 through 2024.

Costs excluded from the amortization base consist of the following at December 31, 2021:

Year Incurred	Acquisition Cost	Exploration Cost	Development Cost	Total
2021	$2,402,988	$—	$—	$2,402,988
Total	$2,402,988	$—	$—	$2,402,988

NOTE 3.    DEBT

Long-term debt consisted of the following at December 31, 2021:

Revolving Credit Facility	$80,000,000
Deferred Debt Costs	(167,704)
Total Long Term Debt	$79,832,296

The Company’s Credit Facility
The Company, as borrower, entered into a credit agreement, dated October 29, 2020 and amended November 25, 2021, with Frost Bank and MidFirst Bank (the “Lenders”). Frost Bank is the Agent Bank (the “Agent”). The credit agreement provides for a revolving credit facility in the maximum credit amount of $100 million, subject to a borrowing base based on the Company’s oil and natural gas reserves and other factors (the “borrowing base”). The borrowing base is scheduled to be redetermined semi-annually with effective dates of April 1 and October 1. In addition, the Company can request unscheduled redeterminations at any time between each scheduled redetermination. Further, the Agent and Lenders can request an unscheduled redetermination one time between each scheduled redetermination. As of December 31, 2021, the borrowing base was set at $85.0 million and the Company had $80 million of outstanding borrowings under the revolving credit facility.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.    DEBT (Continued)

As of December 31, 2021, the credit agreement is guaranteed by the Company and its subsidiaries (collectively the “Guarantors”). The credit agreement is also secured by substantially all of the producing assets of the Guarantors.

As of December 31, 2020 and through November 24, 2021, the outstanding borrowings under the credit agreement bear interest at a per annum rate elected by the Company that is equal to the sum of the Alternate Prime Rate or LIBOR, in each case plus the applicable margin. The applicable margin ranges from 0.25% to 1.25% in the case of the Alternative Prime Rate and from 2.50% to 3.50% in the case of the LIBOR, in each case depending on the amount of loans and letters of credit outstanding in relation to the borrowing base. In no case is LIBOR able to fall below a floor rate of 0.50%. The Company is obligated to pay a quarterly commitment fee of 0.25% per year on the unused portion of the commitment, calculated daily as the difference between the borrowing base and the aggregate exposure. In connection with the amendment to the credit agreement on November 25, 2021, the interest rate was adjusted to the Prime Rate plus 0.50%. The quarterly commitment fee was increased from 0.25% to 0.50% on the unused portion of the commitment.

Loan principal may be optionally repaid from time to time without premium or penalty, and is required to be repaid (a) to the extent the loan amount exceeds the commitment or the borrowing base, whether due to a borrowing base redetermination or otherwise (in some cases subject to a cure period), (b) in an amount equal to the net cash proceeds from the sale of property when a borrowing base deficiency or event of default exists under the credit agreement and (c) at the maturity date of October 15, 2023.

The credit agreement contains various affirmative, negative and financial maintenance covenants. These covenants, among other things, limit additional indebtedness, additional liens, sales of assets, mergers and consolidations, dividends and distributions, transactions with affiliates and entering into certain hedging transactions and requires the maintenance of the financial ratios described below.

Financial Covenant	Required Ratio
Ratio of debt to EBITDAX, as defined in the credit agreement	Less than or equal to 3.0 to 1.0
Ratio of current assets to current liabilities, as defined in the credit agreement	Greater than or equal to 1.0 to 1.0

As of December 31, 2021, the Company was not in compliance with all financial covenants due to the general and administrative accrual at year end, however, the noncompliance was cured within the allowable period through the payment in full on January 27, 2022. The lender may accelerate all of the indebtedness under the Company’s revolving credit facility upon the occurrence and during the continuance of any event of default. The credit agreement contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross-default bankruptcy and change of control. There are no cure periods for events of default due to non-payment of principal and breaches of negative and financial covenants, but non-payment of interest and breaches of certain affirmative covenants are subject to customary cure periods.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.    DERIVATIVES

All derivative financial instruments are recorded at fair value in the accompanying balance sheets and are subject to commodity risk. The Company has not designated its derivative instruments as hedges for accounting purposes and, as a result, marks its derivative instruments to fair value and recognizes the cash and non-cash changes in fair value in the consolidated statements of operations under the caption “Gain (loss) on derivative instruments, net.”

The Company has used fixed price swap contracts, enhanced swap contracts with a short put option, two-way costless collars and three-way costless collars with corresponding put, short put and call options to reduce price volatility associated with certain of its oil sales. With respect to the Company’s fixed price swap the counterparty is required to make a payment to the Company if the settlement price for any settlement period is less than the swap price, and the Company is required to make a payment to the counterparty if the settlement price for any settlement period is greater than the swap price.

Enhanced swap contracts are a combination of a swap contract and a short put. The counterparty is required to make a payment to the Company if the settlement price for any settlement period is less than the swap contract price up to a maximum of the difference between the swap contract price and the short put price.

Under the Company’s costless collar contracts, a two-way collar is a combination of two options: a ceiling call and a floor put. The counterparty is required to make a payment to the Company if the settlement price for any settlement period is less than the floor put price. The Company is required to make a payment to the counterparty if the settlement price for any settlement period is greater than the ceiling call price. If the settlement price is between the floor put and the ceiling call, there is no payment required by either party.

Under the Company’s costless collar contracts, a three-way collar is a combination of three options: a ceiling call, a floor put, and a short put. The counterparty is required to make a payment to the Company if the settlement price for any settlement period is less than the floor put price to a maximum of the difference between the floor put price and the short put price. The Company is required to make a payment to the counterparty if the settlement price for any settlement period is greater than the ceiling call price. If the settlement price is between the floor put and the ceiling call price, there is no payment required by either party.

The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing (Cushing). Natural gas derivative settlements based on New York Mercantile Exchange Henry Hub Natural Gas. Further, the Company’s natural gas basis futures settlements are based on ICE Futures US Waha Natural Gas Basis.

By using derivative instruments to economically hedge exposure to changes in commodity prices, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk. The Company does not require collateral from its counterparties. The Company has entered into derivative instruments only with counterparties that are highly rated and have been deemed an acceptable credit risk.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.    DERIVATIVES (Continued)

As of December 31, 2021, the Company had no outstanding derivative contracts.

The effect of the derivative activity on the Company’s Consolidated Statements of Operations for the year ended December 31, 2021 was as follows:

Realized Gain (Loss) on Derivatives
Commodity Derivative Options	$(55,408,426)
Commodity Derivative Swaps	(7,592,302)
Total Realized Gain (Loss) on Derivatives	$(63,000,728)

Unrealized Gain (Loss) on Derivatives
Commodity Derivative Options	$4,971,967
Commodity Derivative Swaps	2,340,498
Total Unrealized Gain (Loss) on Derivatives	$7,312,465

The gains and losses resulting from the cash settlement and mark-to-market of the commodity derivatives are included within “Gain (Loss) on Derivative Instrument, Net” in the Consolidated Statements of Operations. In November 2021, the Company unwound all commodity derivatives and settled the related liability with its commodity derivatives counterparties in the amount of $42,923,864. This settlement is included in the total realized gain (loss) on derivatives above.

NOTE 5.    MEMBERS’ EQUITY

The Amended Company Agreement identifies certain investors, including members of the management team (collectively the “Members”). Each member’s interest in the Company is represented by its Capital Account and by Units issued by the Company to such member. The two initial classes of Units are Class A Units and Class B Units. Capital commitments under the Amended Company Agreement are $201,953,017, of which $91,537,206 were contributed as of December 31, 2021.

Capital commitments are funded by cash contributions of up to $194,801,001 and a partial recourse note receivable of up to $7,152,016 as of December 31, 2021. As of December 31, 2021, $1,541,239 were drawn on the partial recourse note and is a receivable to the Company. The note is secured by 1,541,239 units of the Company and bears interest at the higher of the Mid-Term Applicable Federal Rate or 2.50%. The note was issued in series based upon the capital calls made of the unitholders and is due April 1, 2027 or earlier upon occurrence of certain events included in the note agreements. As the note receivable is secured by the units of the Company, the principal of $1,541,239 has been presented as a reduction of members’ capital as of December 31, 2021.

Capital commitments of the noncontrolling interest in VMHLLC totaled $4,500,000 as of December 31, 2021. For each $1.00 contributed by the members, one Class A Unit will be issued. Class B Units are issued in consideration of services rendered by the holders for the benefit of the Company in their capacity as employees of, or advisors to, the Management Company under the Management Service Agreement.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.    MEMBERS’ EQUITY (Continued)

At December 31, 2021, there are 91,537,206 Class A Units issued and outstanding. As of December 31, 2021, there are 4,500,000 noncontrolling interest Class A Units issued and outstanding in VMHLLC.

The Company may from time to time issue Class B units to members of management and others who contribute to the success of the Company. The Class B units have no voting rights. As of December 31, 2021, there are 10,000 Class B units authorized of which 9,800 are outstanding as of December 31, 2021. Such units are intended to represent profits interests which participate in distributions upon liquidating events and meeting requisite financial thresholds after investors have recovered their investment and any required preferred return.

The units are accounted for in a manner similar to a profit-sharing arrangement in which the amount of compensation cost is measured and recognized when all performance, market and service conditions are probable of being satisfied. This will most likely occur upon a liquidation event but could occur through cumulative distributions over time. The Company entered into a purchase and sale agreement in November 2021 to sell all oil and gas properties of the Company. The transaction closed in January 2022 and thus it was determined that the payment to the holders of the Class B units was probable and could be estimated. As a result, an accrual of the estimated expense has been accrued and recorded in general and administrative expenses as of December 31, 2021.

The Class B units were issued on October 11, 2018. The vesting terms are outlined in the Amended Company Agreement and vest over a 4 year term. The holder of the Class B units will typically forfeit the units if employment with the Company is severed except in certain limited circumstances.

NOTE 6.    COMMITMENTS AND CONTINGENCIES

Lease Commitments
The Company leases office space under an operating lease which expires April 1, 2023. Future minimum annual lease commitments at December 31, 2021 were $202,500.

Year Ending December 31,	Minimum Lease Commitments
2022	$162,000
2023	40,500
$202,500

Rent expense is $162,000 for the period ended December 31, 2021.

VERITAS PERMIAN II, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.    RELATED PARTY TRANSACTIONS

The Company has engaged the management services of Veritas Energy, LLC (the “Management Company”) pursuant to the Amended Company Agreement. Pursuant to this agreement, the Management Company is reimbursed for its costs incurred to perform its obligation to the Company based on time allocation provided by each employee monthly and in some cases the expenses are paid directly from the Company. The Management Company paid costs related to the Company in the amount of $4,213,491 for the year ended December 31, 2021 and are included in general and administrative expenses in the consolidated statements of operations.

The Management Company makes rent payments related to its office building in Westworth Village to an entity that is owned directly by a Member. The total rent paid to this entity was $162,000 for the year ended December 31, 2021.

NOTE 8.    SUBSEQUENT EVENTS

In November 2021, the Company entered into a purchase and sale agreement with Northern Oil and Gas, Inc. (NYSE American: NOG) to sell all its oil and gas properties for a combination of $406.5 million in cash and 1.94 million common stock warrants with a $28.30 per share exercise price, subject to normal purchase price adjustments. The effective date of this transaction was October 1, 2021. The Company subsequently closed the transaction with Northern Oil and Gas, Inc. on January 27, 2022 for total consideration of $419.4 million in cash, inclusive of closing adjustments, plus the common stock warrant consideration.

Subsequent events have been evaluated through March 2, 2022, which is the date the consolidated financial statements were available to be issued.

VERITAS PERMIAN II, LLC

SUPPLEMENTARY INFORMATION

SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

The following information represents estimates of the Company’s proved reserves as of December 31, 2021, which have been prepared by the Company’s engineers and presented pursuant to guidelines established by the SEC and the FASB. These rules require companies to prepare reserve estimates using specified reserve definitions and pricing based on the preceding 12-month unweighted average of the first-day-of-the month spot prices, adjusted for quality, transportation, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The prices used for estimates of the Company’s proved reserve estimates for each of the periods presented were based on the trailing twelve-month unweighted average WTI posted price per barrel for oil and the Henry Hub spot natural gas price per Mcf as set forth in the following table for the period ended December 31, 2021.

Oil (NY MEX price per Bbl)	$63.04
Natural Gas (Henry Hub price per Mcf)	$3.60

Oil and natural gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves, the projection of future production rates and the timing of future development expenditures. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available.

The Company’s oil and natural gas producing activities were conducted in the Permian Basin of West Texas.

Estimated Quantities of Proved Oil and Natural Gas Reserves
The following tables set forth the Company’s estimated net proved, proved developed and proved undeveloped reserves at December 31, 2021:

	Oil (MBbl)	Gas (MMcf)	NGL (MBbl)	Mboe
Total Proved Reserves
Balance, beginning of period	7,688.5	29,169.9	3,870.1	16,420.3
Revisions of previous estimates	(372.6)	2,330.1	(378.9)	(363.2)
Extenstions, discoveries and other additions	843.4	2,832.8	250.7	1,566.2
Purchase of reserves in place	3,413.9	15,779.9	1,304.2	7,348.1
Production	(1,930.1)	(6,657.1)	(715.4)	(3,755.0)
Sales of reserves in place	—	—	—	—
Net proved reserves in place at December 31, 2021	9,643.1	43,455.6	4,330.7	21,216.4
Proved developed reserves, December 31, 2021	8,162.7	34,992.9	3,946.6	17,941.5
Proved undeveloped reserves, December 31, 2021	1,480.4	8,462.7	384.1	3,275.0

VERITAS PERMIAN II, LLC

SUPPLEMENTARY INFORMATION – (Continued)

Standardized Measure of Discounted Future Net Cash Flows
The standardized measure of discounted future net cash flows (“Standardized Measure”) does not purport to be, nor should it be interpreted to present the fair value of our oil and natural gas reserves and properties. An estimate of fair value would consider, among other factors, anticipated future prices of oil and natural gas, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and unproved properties and consideration of expected future economic and operating conditions.

The Company’s estimated net proved reserves and related future net revenues and Standardized Measure were determined using index prices for oil and natural gas, which are held constant throughout the life of the properties. Future operating costs, production taxes and development costs were based on current costs as of each year-end.

The following table sets forth the Standardized Measure of discounted future net cash flows relating to the Company’s proved oil and natural gas reserves as of December 31, 2021:

Future Cash Inflows	$856,496,139
Future Production Costs	(268,842,347)
Future Development Costs	(13,204,824)
Future Net Cash Flows	$574,448,968
10% Annual Discount for Estimated Timing of Cash Flows	(201,671,391)
Standardized Measure of Discounted Future Net Cash Flows	$372,777,577

Future net cash flows do not include the effects of U.S. federal income taxes on future results because the Company is a limited liability company not subject to entity-level federal income. Accordingly, no provision for federal corporate income taxes has been provided because taxable income was passed through to the Company’s equity holders. However, the Company’s operations are located in Texas are subject to an entity-level tax, the Texas Margin Tax, at a statutory rate of up to 0.75% of income that is apportioned to Texas.

VERITAS PERMIAN II, LLC

SUPPLEMENTARY INFORMATION – (Continued)

Changes in the Standardized Measure of discounted future net cash flows relating to the Company’s proved oil and natural gas reserves as of Period Ended December 31, 2021 are as follows:

Balance, Beginning of Period	$127,399,652
Sales of Oil and Natural Gas Produced During the Period, Net	(140,852,795)
Net Changes in Prices and Production Costs	151,609,065
Net Changes in Future Development Costs	74,119,942
Net Changes Due to Extensions and Discoveries	31,281,528
Net Changes Due to Revisions of Previous Quantity Estimates	(6,089,592)
Purchases of Reserves in Place	132,321,994
Sale of Reserves in Place	—
Accretion of Discount	12,739,965
Changes in Timing and Other	(9,752,183)
Standardized Measure of Discounted Future Net Cash Flows	$372,777,577